 AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE — NET
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.	Basic Provisions (“Basic Provisions”).

1.1           Parties: This Lease (“Lease”), dated for reference purposes only February 12, 2007 is made by and between OMP INDUSTRIAL MORELAND, LLC, a Delaware limited liability company.  (“Lessor”)  and AEROVIRONMENT, INC, a Delaware corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2           Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 85 Moreland Road, Simi Valley, California located in the County of Ventura, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) containing a  105,083 square foot industrial building together with other improvements located thereon (“Premises”). (See also Paragraph 2)

1.3           Term: five  (5) years and four (4) months (“Original Term”) commencing March 1, 2007 (“Commencement Date”) and ending June 30, 2012 (“Expiration Date”). (See also Paragraph 3)

1.4           Early Possession: February 14, 2007 (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5           Initial Base Rent: $70,405.61 per month (“Base Rent”), payable on the first (1st) day of each month on the Commencement Date. (See also Paragraph 4)

☒ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6           Base Rent and Other Monies Paid Upon Execution:

(a)  Base Rent: $70,405,61 for the period fourth (4th) full, month of the Term.

(b)  Security Deposit: $None  (“Security Deposit”). (See also Paragraph 5)

(c)  Association Fees: $None  for the period   None

(d)  Other: None for None

(e)   Total Due Upon Execution of this Lease: $20,405. 61. (based on the Base Rent credit described in Section 4 of the Addendum)

1.7           Agreed Use : distribution, manufacturing, and warehousing of aerospace products , subject, however, to all Applicable Requirements. (See also Paragraph 6)

1.8           Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)

1.9           Real Estate Brokers: (See also Paragraph 15)

(a)   Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☒ Cushman & Wakefield represents Lessor exclusively  (“Lessor’s Broker”);

☒ Studley, Inc. represents Lessee exclusively (Lessee’s Broker”); or __ N/A represents both Lessor and Lessee (“Dual Agency”).

(b)   Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement for the brokerage services rendered by the Brokers.

1.10           Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by None _______________ (“Guarantor”). (See also Paragraph 37)

1.11           Attachments. Attached hereto are the following, all of which constitute a part of this Lease:
☒ an Addendum consisting of Paragraphs 1 through 10

INITIALS	INITIALS

©2001 – AIR COMMERCIAL REAL ESTATE ASSCOCIATION	FORM STN-9-3/06E

☐	a plot plan depicting the Premises (Exhibit A);
☐	a current set of the Rules and Regulations;
☐	a Work Letter;
☒	other (specify): Exhibit “B” Environmental Questionnaire

2.     Premises.

2.1   Letting. Lessor hereby teases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease. Subject to (I) all of the terms and conditions of this Lease, (II) Force Majeure events, (III) Lessor’s commercially reasonable security requirements, and (lV) the Applicable Requirements, Lessee shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week throughout the Lease Term.

2.2   Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating. ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the Start Date, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 90 days as to the HVAC systems, and (ii) 9O days as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense.

2.3   Compliance.   Lessor warrants that  to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect as of the date hereof.   Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessees intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 90 days following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique, use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date that on which the Base Rent is due, an amount equal to 144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay Its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.

2.4   Acknowledgements.  Lessee acknowledges that: a)  it has satisfied itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use,(b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to its occupancy of the Premises, and (c) neither Lessor, nor Lessor’s agents have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

INITIALS	INITIALS
©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM STN-9-3/06E

2.5   Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

3.	Term.

3.1   Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2   Early Possession.    If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3   Delay In Possession.    Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. if such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4   Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). ‘Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.	Rent.

4.1.   Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2   Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth In this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and any additional rent, and any remaining amount to any other outstanding charges or costs.

5.   Security Deposit.   Lessee shall deposit with Lessor upon execution hereof the Security Deposit (if any) as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due already due Lessor, for Rents which will be due in the future, and! or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or Incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof, if a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/06E

6.	Use.

6.1   Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2	Hazardous Substances.

(a)   Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefore. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)           Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)           Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)           Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)           Lessor Indemnification.  Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)           Investigations and Remediations. Lessor shall retain the responsibility and pay for any Investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessors agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities,

(g)   Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefore (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 8.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination,

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/06E

6.3   Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to (he such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4           Inspection ; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.  In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefore.

7.	Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1	Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), ceilings,  roof membrane, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b)  Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) parking lot, landscaping and irrigation systems, (v) roof covering and drains, (vi) clarifiers (vii) basic utility feed to the perimeter of the Building, and (viii) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c)  Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d)  Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, end the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (i.e. 1/144th of the cost per month). Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time, provided, however, that the denominator for purposes of any roof replacement shall be 300.

7.2   Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee: provided, however, that Lessor shall, at its sole cost and expense, be responsible for the structure of the building (including the structural portions of the roof (excluding the roof membrane)) unless the necessity for repairs to the same are necessitated due to Lessee’s acts or omissions (in which event Lessee shall be responsible for the same). It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

INITIALS		Initials
©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/OBE

7.3   Utility Installations; Trade Fixtures; Alterations.

(a)           Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

 (b)           Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as tong as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c)           Liens Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or material men’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility.  If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4	Ownership; Removal; Surrender; and Restoration.

(a)           Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations, Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)           Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c)   Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises, or if applicable, the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.	Insurance; Indemnity.

8.1   Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 30 days following receipt of an invoice,

8.2   Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $5,000,000, Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(is) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN.9.3/06E

 (b) Carried by Lessor. Lessor shall at Lessee’s sole cost and expense have the right, but not the obligation, to maintain liability insurance and such other Insurance that may be required by any lender of Lessor, which insurance shall be in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3	Property Insurance - Building, Improvements and Rental Value.

(a)   Building and Improvements. The insuring Party shall, at Lessee’s sole cost and expense, obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such Insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender or otherwise desired by Lessor), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b)   Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

8.4	Lessee’s Property; Business Interruption Insurance.

(a)   Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence.    Lessee shall provide Lessor with written evidence that such insurance is in force,

(b)  Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)  No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5   Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall use good faith efforts to furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof prior to the expiration of such policies. In the event Lessor does not receive such evidence within ten (10) days after such expiration, then Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6     Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7     Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities (collectively, “Claims”) arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified,

8.8     Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit there from. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(is) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

INITIALS		INITIALS
©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/06E

8.9   Failure to Provide insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, and If such failure continues for five (5) days’ after Lessor’s notice to lessee of such failure, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9.	Damage or Destruction.

9.1	Definitions.

(a)   “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b)   “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)   “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)   “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)   “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2    Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefore. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3    Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. in the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4    Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction, If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5    Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. lf Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

INITIALS		INITIALS
©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/06E

9.6	Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value Insurance (which Rental Value insurance shall be substantially consistent with such insurance maintained by other institutional quality lessors of comparable commercial properties). All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7   Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10.	Real Property Taxes.

10.1   Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease,

10.2   Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

10.3   Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4   Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.   Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12.   Assignment and Subletting.

12.1	Lessor’s Consent Required.

(a)   Lessee shall not voluntarily or by operation of taw assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/06E

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) Except as otherwise provided in Section 8 of the addendum, the involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e)   Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or Injunctive relief.

(f)   Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g)   Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2	Terms and Conditions Applicable to Assignment and Subletting.

(a)   Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)   Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)   Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)   In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e)   Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)   Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3   Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)   Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee, Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease, Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)   In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)   Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)   No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)   Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

INITIALS		INITIALS
©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/06

13.	Default; Breach; Remedies.

13.1   Default; Breach.    A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)   The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)   The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

(c)   The commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee,

(d)   The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e)   A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f)   The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions,

(g)   The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h)   If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2        Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefore. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

 (a)   Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13,1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)    Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession,

      (c)    Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3   Intentionally Omitted._______

INITIALS		INITIALS
©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/O6E

13.4   Late Charges.  Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder, In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5   Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6   Breach by Lessor.

 Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

14   Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefore. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.	Brokerage Fees.

Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

INITIALS		INITIALS
©2001 . AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/06E

16.	Estoppel Certificates.

(a)   Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “RequestingParty”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “EstoppelCertificate” form published by the AIR Commercial Real Estate Association or such other form as may be reasonably required by the Requesting Party, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)   If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (I) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c)   if Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall, subject to receipt of commercially reasonable nondisclosure agreements, deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.   Definition of Lessor.   The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior tease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of alt liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.   Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.   Days.   Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.   Limitation on Liability.    The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.   Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.   No Prior or Other Agreements; This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants  that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises.

23.	Notices.

23.1   Notice Requirements.  All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices and, in the case of notice to Lessee, a copy to the Premises. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2   Date of Notice.    Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or If no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.	Waivers.

(a)   No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/06E

(b)   The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c)   THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25.	lntentionally Omitted.

26.      No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination, Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.      Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.      Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as If both Parties had prepared it.

29.      Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.      Subordination; Attornment; Non-Disturbance.

30.1 Subordination.   This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices(in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/O6E

30.2           Attornment.   ln the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3   Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, wilt not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4    Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.   Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contractor equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party- who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party  of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced In connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.   Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice (in no event less than 24 hours’ notice (except In cases of emergency)) for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33.   Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.   Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35.   Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing sub-tenancies, Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.   Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefore. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/06E

37.   Intentionally Omitted.

38.   Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.   Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply:

39.1Definition.“Option” shall mean: (a) the right to extend the term of or renew This Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee (‘Original Lessee’), and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a)    Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b)    The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c)    An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40.   lntentionally Omitted.

41.   Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.   Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions,

43.   Performance Under Protest. if at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.

44.   Authority; Multiple Parties; Execution.

(a)   If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf.

(b)   If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder.   It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document,

(c)   This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/06E

45.   Conflict.    Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.   Offer.    Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.   Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48.   Waiver of Jury Trial.   TO THE EXTENT ALLOWED UNDER THE APPLICABLE REQUIREMENTS, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49.   Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐is ☒ is not attached to this Lease.

50.   Americans with Disabilities Act. Subject to Lessor’s representations and warranties contained herein, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees, subject to Lessor’s express obligations set forth herein, to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION:   NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.           SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.           RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:					Executed at: Monrovia
On:					On:2/13/07
By	LESSOR:				By LESSEE:
	OMP INDUSTRIAL MORELAND, LLC				AEROVIRONMENT, INC.,
	a Delaware limited liability company				a Delaware corporation
	BY:	OMP Investor, LLC
		A Delaware limited liability company			By:	/s/ Stephen Wright
		Its manager			Name Printed: Stephen Wright
		By:		OVERTON, MOORE PROPERTIES,	Title: CFO
a Delaware general partnership,
its sole member
		By:		MOORE TECIMER LLC.
a California limited liability company,
Its Administrative Partner
			By:	/s/ Timur Tecimer
Timur Tecimer, a managing member

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/06E

Address:  OMP Industrial Moreland, LLC

c/o Overton Moore Properties 1125 West 190th

Street,  Suite 200 Gardena, California  90248

Attn:	Property Management

Telephone:	(310) 323-9100
Facsimile:	(310) 608-7997
Federal ID No. ___________
BROKER:	BROKER:

Omitted	Omitted

NOTICE:             These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687.8777. Fax No.: (213) 687-8616.

© Copyright 2001 - By AIR Commercial Real Estate Association. All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

MLTOMP Industrial-AV, Inc.

INITIALS		INITIALS

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-9-3/06E

ADDENDUM TO SINGLE-TENANT LEASE

85 Moreland Road, Simi Valley, California

This LEASE ADDENDUM (‘Addendum) is attached to, incorporated into and amends and supplements that certain Standard lndustrial/Commercial Single-Tenant Lease-Net (the lease”) entered into as of the 12th day of February 2007 by and between OMP INDUSTRIAL MORELAND LLC, a Delaware limited liability company  ( “ Lessor ” ) and AEROVIRONMENT. INC., a Delaware corporation

(’Lessee’). Lessor and Lessee agree that notwithstanding anything contained in the Lease to the contrary the Lease as modified by the provisions set forth iii this Addendum represents the full negotiated agreement of the parties, and the provisions or this Addendum will be deemed to be a part of the Lease and will supersede any contrary or conflicting provision in the Lease arid prevail and control for all purposes. This Addendum, together with the Lease itself, and all other Exhibits attached hereto represents the fully integrated and binding agreement of the parties. All references in the Lease and in this Addendum to “Lease” are to be construed to mean the Lease as amended and supplemented by this Addendum. All terms used in (his Addendum unless specifically defined in this Addendum, have the same meaning as such terms have in the Lease.

1.           Condition of Premises. Lessee hereby acknowledges and agrees that Lessor shall not be obligated to construct or complete any improvements in the Premises, the Building or the Project, and Lessor shall not ( except as otherwise expressly provided in the Lease (including Ibis Addendum )) be responsible, in any manner whatsoever for the design and construction of any improvements in the Premises, the Building or the Project. Except as otherwise provided in the Lease (including Paragraphs 2.2and 2.3 of the Lease), Lessee hereby accepts the Premises, the Building and the Project in their “as is” condition as of the date hereof, subject to the warranty of Lessor in Paragraph 2.3 of the Lease regarding compliance with “Applicable Requirements” as of the date of the Lease. The taking of possession of the Premises by Lessee shall conclusively establish that the Premises were, at such lime, in satisfactory condition. In the event that as a result of Lessees use or intended use of the Premises or any Alterations or Utility Installations to the Premises, the Americans with Disabilities Act or similar law required modifications or the construction or installation of improvements in or to the Premises, Building or Project such modifications, construction or improvements shall, except for Lessor’s obligations in Paragraphs 2.2 and 2.3 of the Lease, be made by Lessee at Lessee’s expense. In the event that Lessor consents to Lessee’s construction and completion of any improvements in the Premises (including, but not limited to, any Alterations. improvements additions or Utility Installations, as set forth in Paragraph 7.3 of the Lease), Such construction shall be subject to the terms of Paragraph 7.3 of the Lease and all other relevant provisions of the Lease and Lessee hereby agrees to indemnity and defend Lessor and hold Lessor harmless from and against any and all claims, costs, expenses or Liability. arising from, Lessee’s design construction and operation of any improvements in, on or about the Premises ( including without limitation Lessee’s failure to obtain necessary permits, approvals or certificates from the applicable governmental authorities and/or actual attomeys’ costs and fees, and court costs).

2.           Refurbishment or Premises, Notwithstanding anything to the contrary contained herein, Lessee shall be entitled to renovate the then-existing lessee improvements in the Premises in accordance with this Section 2 and otherwise in accordance with Paragraph 7 of the Lease. In connection therewith, Lessee shall be entitled to a one-time lessee refurbishment allowance (the “Refurbishment Allowance”) in (the amount up to, but not exceeding Four Dollars ( $4.00) per square foot of the Premises (i.e., an amount up to, but not exceeding, Four Hundred Twenty Thousand Three Hundred Thirty-Two Dollars ( $42O,332.00)  based on 105,083 square feet in the Premises) for the costs relating to the design and construction of certain renovations to the Premises (the “Refurbished Improvements”) In no event shall Lessor be obligated to make disbursements under this Section 2 in a total amount which exceeds the Refurbishment Allowance.

(a)           The Refurbishment Allowance Items. The Refurbishment Allowance shall be disbursed by Lessor following completion of the Refurbished Improvements for the following items and costs only (collectively the “Refurbishment Allowance Items” ):

(i) Payment of the fees of the architect and engineer(s) retained by Lessee (if any), and payment of the fees incurred by, and the cost or documents and materials supplied by, Lessor and Lessor’s consultants in connection with the review of the plans and specifications prepared for the Refurbished Improvements (“RefurbishmentDrawings”)

(ii) The Payment of plan check, permit and license fees relating to construction, of the Refurbished Improvements

(iii) The cost of construction at the Refurbished lmprovements, including, without limitation. testing and inspection costs, trash removal costs, and contractors’ fees and general conditions;

(iv) The cost of any changes to the Refurbishment Drawings or Refurbished Improvements required by Applicable Requirements; and

(v) Sales and use taxes and Title 24 fees.

Notwithstanding anything herein to the contrary, Lessee may, in the event there remains any portion of the Refurbishment Allowance after Lessee’s construction or the Refurbished Improvements, also use the Refurbishment Allowance for (he costs of the purchase and installation of Lessee signage for he Premises, built-ins and moveable furniture, trade fixtures and equipment to be used in the Premises, relocation expenses (from Lessee’s existing premises to the Premises) and as a credit towards tile rent due and payable by Lessee to Lessor under the Lease (collectively, the ‘Other Allowance Items’).

(b)  Disbursement of Refurbishment Allowance. Provided that Lessee is not in default on any of its obligations under the Lease, upon completion of the Refurbished Improvements and/or upon incurring the costs for the Other Allowance Items. Lessor shall make a disbursement of the Refurbishment Allowance For Refurbishment Allowance Items and/or Other Allowance Items for the benefit of Lessee and shall authorize the release of monies for the benefit of Lessee as follows:

(i)  Disbursement. Lessee shall deliver to Lessor: (I) a request for payment or Lessee’s general contractor (“Contractor”), which Contractor shall be retained by Lessee and shall be subject to Lessor’s reasonable prior written approval and which request shall be approved by Lessee, in a form to be provided by Lessor; (ii) paid invoices From all subcontractors, laborers, materialmen, vendors and suppliers used by Lessee in connection with the Refurbished Improvements (such subcontractors, laborers, materialmen, vendors and suppliers, and the Contractor may be known collectively as Lessees Agents’) and/or Other Allowance Items, for labor rendered and materials delivered to the Premises for the Refurbished Improvements and/or Other Allowance Items; (iii) executed unconditional mechanics’ lien releases from all of Lessee’s Agents in such form and content as required by Lessor; and (iv) all other information reasonably requested by Lessor. Lessee’s request for payment shall be deemed Lessee’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Lessee’s payment request. Promptly thereafter, assuming Lessor receives all or (the applicable information described in items (i) through (iv), above, Lessor shall deliver a check made payable to Lessee in payment of the amounts so requested by Lessee (but in no event to exceed the amount of the Refurbishment Allowance), provided that Lessor does not dispute any request for payment based on non-compliance of any work with the Refurbishment Drawings, or due to any substandard work. Lessor’s payment of such amounts shall not be deemed Lessor’s approval or acceptance of the work furnished or materials supplied as set forth in Lessee’s payment request.

(ii)  Other Terms. Lessor shall only be obligated to make disbursements from time Refurbishment Allowance to the extent costs are incurred by Lessee for Refurbishment Allowance Items and/or Other Allowance Items, All Refurbishment Allowance Items for which the Refurbishment  Allowance has been made available shall be deemed Lessor’s property. Except as otherwise expressly provided above, in no event shall Lessee be entitled to any credit (or any unused portion of the Refurbishment Allowance. All drafts of the Refurbishment Drawings shall be subject to Lessor’s prior written approval, which approval shall not be unreasonably withheld or delayed. In addition, all of Lessee’s Agents shall be subject to Lessor’s prior written approval (which approval shall not be unreasonably withheld), except that subcontractors of Lessor’s selection shall be retained by the Contractor to perform all life-safety, mechanical electrical, plumbing, structural and heating. ventilation and air conditioning work.

(c)      No Rent Abatement. Lessee acknowledges that the work to be performed by Lessee pursuant to this Section 2 above shall be performed (if at all) during the Early Possession period and/or during the Original Term, that Lessee shall be entitled to (but shall not be obligated to) conduct business throughout the course of construction of such renovations and that Lessee shall not be entitled to any abatement of rent, nor shall Lessee be deemed to be constructively evicted from the Premises, as a result of the construction of such renovations

3.  Options to Extend.

(a)      Option Right.   Lessor hereby grants the Lessee named in the Lease (the “Original Lessee”) two (2) options (each, an “Option’) to extend the Lease Term for the entire Premises for a period of five (5) years each (each, an “Option Term”), which options shall be exercisable only by written notice delivered by Lessee to Lessor as set forth below. The rights contained in this Section 3 shall be personal to the Original Lessee and may only be exercised by the Original Lessee (and not any assignee. sublessee or other transferee of the Original Lessee’s interest in the Lease) if the Original Lessee occupies the entire Premises as of the date of Lessee’s Option Notice (as defined in Section 3(c) below).

(b)  Option Rent. The rent payable by Lessee during the applicable Option Term (“Option Rent”) shall be equal to the Market Rent. Market Rent shall be denned as prevailing fair market terms and conditions for comparable space of comparable size, quality and location to Lessee’s Premises taking into consideration the rental abatement, lessee improvement allowance and any other lessee inducements then given to lessees in comparable class buildings in the general vicinity of the Building.

(c)      Exercise of Options. The Options shall be exercised by Lessee only in the following manner: (i) Lessee shall not be in default, and shall not have been in Default under the Lease more than once on the delivery date of the Option Notice; (ii) Lessee shall deliver written notice (“Option Notice”) to Lessor not more than twelve (12) months nor less then nine (9) months prior to the expiration of the Original Term (or prior Option Term as the case may be), stating that Lessee is exercising the Option. and (iii) within forty-five (45) business days of Lessor’s receipt of the Option Notice, Lessor shall deliver notice ( “OptionRent Notice”) to Lessee setting forth the applicable Option Rent. Lessee’s failure to deliver the Option Notice to Lessor on or before the date specified above shall be deemed to constitute Lessee’s election not to exercise the Option (and such Option (and any succeeding Option, if any) shall be null and void). If Lessee timely and properly exercises ifs Option, the then Lease Term shall be extended for the applicable Option Term upon all of the terms and conditions set forth in the Lease, except that the rent for the applicable Option Term shall be as indicated in the Option Rent Notice unless Lessee, within, five (5) days after receipt of the Option Rent Notice containing Lessors Market Rent determination of the Option Rent, objects to the Option Rent contained in such Option Rent Notice, in which case the parties shall follow the procedure amid the Option Rent shall be determined as set forth below.

(d)  Determination of Market Rent. If Lessee timely and appropriately objects to the Market Rent set forth in the Option Rent Notice, Lessor and Lessee shell attempt to agree upon the Market Rent using their best good-faith efforts. If Lessor and Lessee fail to reach agreement within five (5) days following Lessee’s receipt of the Option Rent Notice, ( “Outside Agreement Date”), then each party shall make separate determination of the Market Rent which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

(i)  Lessor and Lessee shall each appoint, within five (5) business days or the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker of industrial properties in Ventura County and Northern Los Angeles County, and who has been active in such field over the last fifteen (15) years. The determination of the arbitrators shall be limited solely to the issue of whether Lessor’s or Lessee’s submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of Section 3(b) above.

(ii)  The two arbitrators so appointed shall within live (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification or the initial two arbitrators.

(iii)  The three arbitrators shall within five (5) business days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Iessor’s or Lessee’s submitted Market Rent, and shall notify Lessor and Lessee thereof.

(iv)   The decision of the majority of the three arbitrators shall be binding upon Lessor and Lessee.

(v)  It either Lessor or Lessee fails to appoint an arbitrator within five (5) business days after the applicable Outside Agreement Date the arbitrator appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such arbitrator’s decision shall be binding upon Lessor and Lessee.

(vi)  If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 3(d).

(vii)  The cost of arbitration shall be paid by Lessor and Lessee equally.

4.  Base Rent Increases;  Base Rent Abatement; Temporary Cap on Certain Costs’ and Pre-Paid Rent Credit.

(a)  Base Rent Increases. The minimum monthly Base Rent payable by Lessee for the Premises during the Original Term shall be as follows :

Monthly Base Rent per

Months of Original Term	Monthly Base Rent	SF of Premises
1-12	$70,405.61	$0.67
13-24	$72,507.27	$0.69
25-36	$74,608.93	$0.71
37-48	$76,973.30	$0.7325
49-64	$79,337.66	$0.755

(b)  Base Rent Abatement. Notwithstanding anything in the Lease to the contrary, Lessor shall provide Lessee with monthly Base Rent abatement for the first (1st), second (2nd) and third (3rd) full months of the Original Term (i.e., the months of March, April and May, 2007) and Base Rent abatement equal to one-half (1/2) of the Base Rent due for the months of March and April 2008. During such abatement periods Lessee Shall still be responsible for the payment of all of its other monetary obligations under the Lease. In the event of a default by Lessee under the terms of the Lease within the first twelve (12) months of the initial term that results in early termination pursuant to the provisions of Paragraph 13 of the Lease, then as a part of the recovery set forth in Paragraph 13 of the Lease, Lessor shall be entitled to the recovery of the monthly Base Rent that was abated under the provisions of this Section 4.

(c)  Temporary Cap on Certain Costs. Landlord acknowledges and agrees that the aggregate cost payable by Lessee for the month of March, 2007 for Lessor’s standard landscape maintenance, pest control. HVAC maintenance, security, elevator maintenance, water and Real Property Taxes shell not exceed Fifteen Thousand Two Hundred Fifteen Dollars ($15,215.00) for such month.

(d)  Pre-Paid Rent Credit. Lessor acknowledges and agrees that Lessee previously paid Fifty Thousand Dollars ($50,000) to Lessor as a credit toward the Base Rent due on execution of this Lease and such credit is reflected in Paragraph 1.6(e) of the Basic Provisions.

5.  Lessee’s Right to Audit. In the event Lessee disputes the amount of any expenses sat forth in any final statement or any particular calendar year that may be delivered by Lessor to Lessee. Lessee shall have the right at Lessee’s cost, after reasonable notice to Lessor, to have Lessee’s authorized employees or agents inspect, at Lessor’s office during normal business hours, Lessor’s books. records and supporting documents concerning such expenses set forth in any such final statement;  provided however Lessee shall have no right to conduct such inspection, have an audit performed by its agent, or object to or otherwise dispute the amount of the any such expenses set forth in any such final statement, unless Lessee notifies Lessor of such objection and dispute, completes such inspection, and has its agent commence and complete such audit within six (8) months immediately following Lessor’s delivery of the particular final statement in question (the “Review Period”); provided, further that notwithstanding any such timely objection. dispute, inspection, and/or audit and as a condition precedent to Lessee’s exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 5, Lessee shall not be permitted to withhold payment of, and Lessee shall timely pay to Lessor, the full amounts as required by the provisions of this Section 5 in accordance with such final statement. However, such payment may be made under protest pending the outcome of any audit which may be permitted by its agent.  In connection with any such inspection by Lessee, Lessor and Lessee shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without interference with Lessor’s operation and management of the Project. If after such inspection and/or request for documentation, Lessee still disputes the amount of the expenses set forth in the final statement, Lessee shall have the right, within the Review Period, to cause an independent certified public accountant the “Accountant”) to complete an audit of Lessor’s books and records pertaining to expenses to determine the proper amount of the expenses incurred and amounts payable by Lessee for the calendar year which is the subject of such final statement. Such audit by the Accountant shall be final and binding upon Lessor and Lessee. If such audit reveals that Lessor has over-charged Lessee, then within thirty (30) days after the results of such audit are made available to Lessor, Lessor shall reimburse to Lessee the amount of such over-charge. If the audit reveals that the Lessee was under-charged, then within thirty (30) days after the results of such audit are made available to Lessor, Lessee shall reimburse to Lessor the amount of such under-charge. Lessee agrees to pay the cost of such audit unless it is subsequently determined that Lessor’s original final statement which was the subject of such audit was in error to Lessee’s disadvantage by three percent (3%) or more of the total expenses which was the subject of such audit. The payment by Lessee of any amounts pursuant to this Section 5 shall not preclude Lessee from questioning the correctness at any final statement provided by Lessor at any time during the Review Period, but the failure of Lessee to object thereto, conduct and complete its inspection and have the Accountant conduct and complete the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Lessee’s approval of the final statement in question and the amount of expenses shown thereon. In connection with any inspection and/or audit conducted by Lessee pursuant to this Section 5, Lessee agrees to keep, and to cause all of Lessee’s employees. agents, consultants and the Accountant to keep, all of Lessor’s books and records and the audit, and all information pertaining thereto and the results thereof,  strictly confidential, and in connection therewith, Lessee shall cause such employees, agents, consultants and the Accountant to execute such commercially reasonable confidentiality agreements as Lessor may require prior to conducting any such inspections and/or audits.

6.           Hazardous Substances The following provisions are hereby added to Paragraph 6.2 of the Lease:

“(d)  Indemnification Continued. The indemnification by Lessee of Lessor under Paragraph 6.2(d) includes, without limitation, any and all costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Substances in, on or about the Premises or the soil or groundwater on or under the Project or any portion thereof, which arise directly and/or proximately from the presence of Hazardous Substances on, in or about the Premises or any other portion of the Project which is caused or permitted by Lessee, its agents, employees, contractors or invitees. Lessee shall promptly notify Lessor of any release of Hazardous Substances in the Premises or any other portion of the Project which Lessee becomes aware of during the Term or this Lease, whether caused by Lessee or any other persons cm entities.

 (f)  Investigations and Remediations Continued.   Lessor and Lessor’s agents and employees shall have the right, but not the obligation, to inspect, investigate sample and/or monitor the Premises, including any soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses at any reasonable time, upon prior notice to Lessee, to determine whether Lessee is complying with the terms of this Paragraph 6.2, and in connection therewith Lessee shall provide Lessor with full access to all relevant facilities, records and personnel.  If Lessee is not in compliance with any of the provisions of this Paragraph 6.2, Lessor shall provide Lessee with written notice of such non-compliance and a reasonable time period within which Lessee may retain a reputable contractor (selected or approved by Lessor) to prepare a work plan to be approved by Lessor and, once such plan is approved, to cure such non-compliance and to diligently prosecute to completion such cure, and if Lessee does not so comply, Lessor and Lessor’s agents and employees shall have the right, but not the obligation, without limitation upon any of Lessor’s other rights and remedies under this Lease, to enter upon the Premises and to discharge Lessee’s obligations under this Paragraph 6.2 at Lessee’s expense, notwithstanding any other provision of this Lease. Notwithstanding the foregoing, Lessor’s prior written consent to the work plan shall not be necessary in the event that the presence of Hazardous Substances in, on, under or about the Premises or any other portion of the Project (i) poses an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature than an immediate remedial response is necessary and is not practicable to obtain Lessor’s consent before taking such action. All reasonable sums disbursed, deposited or incurred by Lessor in connection therewith including, but not limited to, all costs expenses and actual attorneys’ fees, shall be due and payable by Lessee to Lessor, as an item of additional rent, on demand by Lessor, together with interest thereon at interest rate, from the date of such demand until paid by Lessee.

(h)  Hazardous Substance Questionnaire. Prior to the execution of this Lease, Lessee shall complete, execute and deliver to Lessor a Hazardous Substances Questionnaire (the “Hazardous Substances Questionnaire”) in the form of Exhibit ‘B’, and Lessee shall certify to Lessor all information contained in the Hazardous Substances Questionnaire as true and correct to the best of Lessee’s knowledge end belief The completed Hazardous Substances Questionnaire shall be deemed incorporated into this Lease for all purposes and Lessor shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date (each such date is hereinafter referred to as a ‘Disclosure Date’) until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Lessee shall disclose to Lessor in writing the names and amounts of all Hazardous Substances or any combination thereof, which were stored, generated or used or disposed of on, in, under or about the Premises for the twelve-month period prior to and after each Disclosure Date, or which Lessee intends to store, generate, use or dispose of on, under or about the Premises.  At Lessor’s option, Lessee’s disclosure obligations under this Paragraph 6.2 shall include a requirement that Lessee update, execute and deliver to Lessor the Hazardous Substances Questionnaire, as the same may be modified by Lessor from time to time.

(i)  Legal Proceedings. Lessor, at Lessee’s sole cost and expense as part of Lessee’s indemnity obligations set forth herein, shall have the right, but not the obligation to join and participate in any legal proceedings or actions initiated against Lessor the Project or the Premises in connection with any claims or causes of action arising out of the storage, generation, use, release, or disposal by Lessee, its agents, employees. contractors or invitees, of Hazardous Substances in, on, under, from or about The Premises or any other portion of the Project. If the presence of any Hazardous Substances in, on, under or about the Premises or any other portion of the Project caused or permitted by Lessee. its agents, employees. contractors, sublessees or invitees, results in (i) injury to any person, (ii) injury to or any contamination of the Premises or any other portion of the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Lessee, at its sole cost and expense. shall promptly take all actions necessary to return the Premises or such other portion of the Project, to the condition existing prior to the introduction of such Hazardous Substances to the Premises and to remedy or repair any such injury or contamination. Notwithstanding the foregoing, Lessee shall not, without Lessor’s prior written consent (except as provided in subsection (f) above), take any remedial action in response to the presence of any Hazardous Substances in, on, under or about the Premises or any other portion of the Project, or enter into any settlement agreement consent decree or other compromise with any governmental agency with respect to any Hazardous Substances claims related to the Premises or Project,

(j)  Closure Statement. Promptly upon the expiration or sooner termination of this Lease, Lessee shall represent to Lessor in writing that no Hazardous Substances exist in, on, under or about the Premises or any other portion of the Project other than as specifically identified to Lessor by Lessee in writing. Lessee acknowledges receipt of that certain Phase I Environmental Site Assessment report for the Building prepared by Ninyo & Moore and dated June 17,2005 (the “Existing Phase I”) within thirty (30) days prior to Lease expiration Lessee shall at its sole cost and expense, also provide Lessor with a so-called Phase “I” for the Premises evidencing that the Premises are Free of Hazardous Substances in violation of any Applicable Requirements. In no event shall Lessee be responsible for the remediation of any Hazardous Substances which were identified in the Existing Phase I.

(k)  The provisions of this Paragraph 6.2 shall survive any termination of this Lease.

7.      Compliance with Laws. The following is hereby added to Paragraph 6.3 of the Lease:

“Without limiting the provisions oh Paragraph 6.3 of the Lease, Lessee agrees, during the Term of the Lease, to comply (at its sole cost and expense) with all provisions applicable to occupants pursuant to any covenants, conditions and restrictions of record now or hereafter affecting the Premises, as each of tile foregoing may be further amended or supplemented from time to time (collectively, the ‘Restrictions’). Without limiting the generality of the foregoing, Lessee agrees (1) to fully cooperate with Lessor and the Declarant(s) under the Restrictions in satisfying obligations imposed by the Restrictions with respect to the Premises; and (2) that any fines or costs which may be imposed on or incurred by Lessor as a result of Lessee’s failure to comply with the previsions of the Restrictions shall constitute additional rent under the Lease.”

“Furthermore, as part of its obligations hereunder, Lessee shall, at its sole cost and expense, observe and comply with the provisions of Title Ill of the Americans with Disabilities Act of 1990, as amended and any regulations promulgated pursuant thereto (collectively, the ‘ADA’), as it pertains to Lessee’s use, occupancy, improvement and alteration of the Premises. Lessee shall not use or allow the Premises to be used for any improper, immoral. unlawful or reasonably objectionable purpose Lessee shall not do or permit to be done anything which will obstruct or interfere with the rights of other lessees or occupants of the Protect, or injure or annoy them. Lessee shall lot cause, maintain or permit any nuisance in, on or about the Premises or the Project, nor commit or suffer to he committed any waste in, on or about the Premises.”

8. Alterations. The following is deemed added as new Paragraph 7.3(d) to the Lease:

Notwithstanding anything in Paragraph 34 of the Lease, and subject to compliance with the provisions of Paragraph 7.3, Lessee shall be entitled ho reasonable building signage in locations reasonably acceptable to Lessor and Lessee. Lessee shall pay for all costs relating ho the design, fabrication, installation, permitting, maintaining and removal of the signage. All signage shall comply with the Applicable Requirements. Lessee shall remove all signage and repair any damage to the Premises caused by such removal upon the expiration or earlier termination of this Lease”

9. Assignment  and Subletting.   The following provision is hereby added to Paragraph 12.1(a):

“Lessor and Lessee hereby acknowledge that Lessor’s disapproval of any proposed transfer pursuant to this Paragraph 12 (‘Transfer’) shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transfer would result in more than two (2) subleases of portions of the Premises being in effect at any one time during the Term; (b)  the proposed transferee is a governmental entity; (c) the portion of the Premises ho be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (d) the use of the Premises by the transferee is not permitted by the use provisions in Paragraph 1.7 hereof; (e) the transferee does not have the financial capability to fulfill time obligations imposed by the Transfer; or (f) the transferee is not in Lessor’s reasonable opinion of reputable or good character.

Thu following are hereby deemed added as new Paragraphs 12.4 and 12.5 of the Lease:

“12.4 Transfer Premium. If Lessor consents to an assignment or subletting, Lessee shall pay to Lessor within thirty (30) days of Lessee’s receipt from the transferee, fifty percent (50%) of any “Transfer Premium” as that term is defined in this Paragraph 12.4, received by Lessee from such transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such transferee in excess of the Rent payable by Lessee under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Lessee for (i) any changes, alterations and improvements to the Premises in connection with the assignment or subletting, and (ii) any brokerage commissions in connection with the assignment or subletting (collectively, the “Transfer Costs”) “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by the transferee to Lessee in connection with such assignment or subletting, and any payment in excess of fair market value for services rendered by Lessee to the transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Lessee to the transferee in connection with such assignment or subletting. Lessor or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Lessee relating to any assignment or subletting, and shall have the right to make copies thereof. If the Transfer Premium respecting any assignment or subletting shall be found understated. Lessee shall, within thirty (30) days after demand, pay the deficiency and Lessor’s costs of such audit,”

“12.5 Affiliate Transfers. Notwithstanding anything to the contrary contained in Paragraph 12 of the Lease, an assignment or subletting of all or a portion of the Promises to an affiliate (“Affiliate”) of Lessee (an entity which is controlled by, controls or is under common control with, Lessee), shall not be deemed an Assignment or sublease under Paragraph 12 of the Lease (and shall not entitle Lessor to any Transfer Premium), provided that (1) Lessee gives Lessor not less than thirty (30) days prior notice of any such assignment or sublease: (2) Lessee promptly supplies Lessor with any documents or information requested by Lessor regarding such assignment or sublease or such affiliate; (3) such assignment or sublease is not a subterfuge by Lessee to avoid its obligations under the Lease: (4) such affiliate has, as of the effective date of any such assignment or sublease, a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which equals or exceeds that of Lessee as of the date of the execution of the Lease: (5) such assignment or sublease shall be subject to all of the terms and provisions of the Lease and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Lessor and delivered to Lessor upon of prior to the effective date of such assignment or sublease, all the obligations of Lessee under the Lease with respect to the space which is the subject of such transfer: (6) Lessee shall remain fully liable for all obligations to be performed by lessee under the Lease; end (7) the actual and/or intended use of the Premises by any such Affiliate complies with the provisions of Paragraph 1.7 and the other terms and provisions of the Lease.  An assignee of Lessee’s entire interest in the Lease pursuant to the immediately preceding sentence may be referred to herein as an “Affiliated Assignee.” “Control,” as used in this Paragraph 12.5 shall mean the ownership, directly or indirectly, of greater than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than fifty percent (50%) of the voting interest in. an entity.”

10. Default.   A new Paragraph 13.1(h) to the Lease is hereby deemed added as follows:

“13.1(h)  Any notice sent by Lessor ho Lessee pursuant to this Paragraph 13 shall be in lieu of, and not in addition to,  any notice required under California Code of Civil Procedure Section 1161.”

The following shall be added as the third (3rd) sentence to Paragraph 13.2(a):

“The ‘worth at the time of the award’ of the amount referred to in (ii) above shall be computed by allowing interest at the interest rate set forth in Paragraph 13.5.”

The following is deemed added as new Paragraph 13.6(b) to the Lease:

“Notwithstanding anything to the contrary set forth in this Lease, if Lessee provides written notice to Lessor of the need for repairs and/or maintenance which are Lessor’s obligation to perform under the terms of this Lease, and Lessor fails to undertake such repairs and/or maintenance within a reasonable period of time, given the circumstances after receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice (or such longer time as is reasonably necessary if more than thirty (30) days are reasonably required to complete such repairs and Lesser commences such repairs within such 30-day period and thereafter diligently attempts to complete same, provided that in cases of emergency involving imminent threat of serious injury or damage to persons or property within the Premises, Lessor shall have only one (1) business day after receipt of such notice or such later period of time as is reasonably necessary to commence such corrective action), then Lessee may proceed to undertake such repairs and/or maintenance upon delivery of an additional five (5) business days’ notice to Lessor that Lessee is taking such required action (but no such second notice shall be required in the cases of such emergency). If such repairs and/or maintenance were required under the terms of this Lease to be performed by Lessor and are not performed by Lessor prior to the expiration of such 5-business day period or the one (1) business day period with respect to such emergency cases, as applicable (the “Outside Repair Period”), then Lessee shall be entitled to reimbursement by Lessor of Lessee’s actual, reasonable, and documented costs and expenses in performing such maintenance and/or repairs. Such reimbursement shall be made within thirty (30) days after Lessor’s receipt of invoice of such costs and expenses, and if Lessor fails to so reimburse Lessee within such 30 day period, then Lessee shall be entitled to offset against  Rent payable by Lessee under this Lease the amount of such invoice together with interest thereon, at the interest rate which shall have accrued on the amount of such invoice during the period from and after Lessee’s delivery of such invoice to Lessor through and including the earlier of the date Lessor delivers the payment to Lessee or the date Lessee offsets such amount against the Rent; provided, however, that notwithstanding the foregoing to the contrary, if (i) Lessor delivers to Lessee prior to the expiration of the Outside Repair Period described above, a written objection to Lessee’s right to receive any such reimbursement based upon Lessor’s good faith claim that such action did not have to be taken by Lessor pursuant to the terms of this Lease, or (ii) Lessor delivers to Lessee, within thirty (30) days after receipt of Lessee’s invoice, a written objection to the payment of such invoice based upon Lessor’s good faith claim that such charges are excessive (in which case, Lessor shall reimburse Lessee, within such 30-day period, the amount Lessor contends would not be excessive), then Lessee shall not be entitled to such reimbursement or offset against Rent, but Lessee, as its sole remedy, may proceed to institute a lawsuit against Lessor to determine and collect the amount, if any of such reimbursement.  In the event Lessee prevails in such lawsuit and receives a monetary judgment against Lessor, then Lessor shall pay such monetary judgment (including any attorneys’ fees awarded in connection therewith) to Lessee within thirty (30) days of date such monetary judgment is issued if such monetary judgment is not so paid, then, notwithstanding any contrary provision of this Lease, Lessee shall be entitled to offset against the Rent payable under this Lease the amount of such monetary judgment, including any attorneys’ fees awarded in connection therewith) together with interest which shall have accrued on such monetary judgment during the period from and after the day after the date such monetary judgment was issued through and including the date that Lessee offsets against the Rent the amount of such monetary judgment, at the interest rate. In the event Lessee undertakes such repairs and/or maintenance and such work will affect the base building systems and equipment of the Building, any structural portions of the building, or other areas outside the Building and/or the exterior appearance of the Building or Project (or any portion thereof), Lessee shall use only those unrelated third party contractors used by Lessor in the Building for such work unless such contractors are unwilling or unable to perform such work at competitive prices (including, without limitation, inability to perform due to Lessor’s failure to provide notice to Lessee of the identities and addresses of such contractors), in which event Lessee may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings in the general vicinity of the building. Lessee shall comply with the other terms and conditions of this Lease if Lessee takes the required action, except that Lessee is not required to obtain Lessor’s consent for such repairs.”

The Following is added as new Paragraph 13.6(c) to the Lease:

“The obligations of Lessor under the Lease shall not constitute personal obligations of Lessor, the individual partners or Lessor or their partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability at Lessor with respect to the Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders or any of their personal assets for such satisfaction. It is expressly understood and agreed that notwithstanding any contrary provision in the Lease and notwithstanding any applicable law to the contrary, the liability of Lessor hereunder and any recourse by Lessee against Lessor, shall be limited solely and exclusively to an amount which is equal to the interest of Lessor in the Premises, and Lessor shall have no personal liability therefore, and Lessee hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Lessee. Notwithstanding anything to the contrary contained in the Lease, as hereby amended, Lessor shall not be liable under any circumstances for injury or damage to, or interference with, Lessee’s business, including but net limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of good will or loss of use, in each case, however occurring.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year of execution of the Lease.

LESSOR:			LESSEE:

OMP INDUSTRIAL MORELAND, LLC,			AEROVIRONMENT, INC., a Delaware corporation
a Delaware limited liability company

By:	OMP INVESTOR, LLC,		By: /s/ Stephen Wright
	a Delaware limited liability company.		Name: Stephen Wright
	its manager		Title: CFO

	By:	OVERTON, MOORE PROPERTIES,
a Delaware general partnership.
its sole member

	By:	MOORE TECIMER, LLC
A California limited liability company,
its Administrative Partner
/s/ Timur Tecimer
Timur Tecimer , a managing member

Exhibit “A”
Plot Plan

SITE
DEVELOP
MENT

85 MORELAND ROAD
SIMI VALLEY, CA.
NOT TO SCALE
JUNE 6, 2005